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EXHIBIT 3.1-ARTICLES OF INCORPORATION

                            ARTICLES OF INCORPORATION
                                       OF
                 SECURED CERTIFICATE ASSOCIATION FOR INVESTMENT
                         IN U.S. GUARANTEED ASSETS, INC.

                                    * * * * *

                  FIRST: WE, THE UNDERSIGNED, JOHN H. PELLETIER whose post-office address is 277 Park Avenue, New York, N.Y. 10017, THOMAS C. TOTARO whose post-office address is 277 Park Avenue, New York, N.Y. 10017 and FRANK SIMMONS whose post-office address is 277 Park Avenue, New York, N.Y. 10017, each being at least eighteen years of age, do, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, Associate ourselves as incorporators with the intention of forming a corporation.

                     SECOND: The name of the corporation is
                 SECURED CERTIFICATE ASSOCIATION FOR INVESTMENT
                         IN U.S. GUARANTEED ASSETS, INC.

                  THIRD: The purposes for which the corporation is formed are:

                  To purchase or otherwise acquire, hold for investment or otherwise, sell, trade in, deal in, assign,

negotiate, transfer, exchange, and dispose of, or issue securities and investments of every type and description, including without limitation, stocks, shares, bonds, debentures, notes, mortgages or other obligations, face-amount certificates and any other certificates, receipts, warrants, or other instruments, representing rights to receive, purchase, or subscribe, for securities or other investments, created or issued by any person, firm, partnership, association, trust, investment company, corporation, syndicate, organization, governments or political subdivision, agencies, or entities thereof; to exercise, as owner or holder of any such securities or investments, all rights, powers, and privileges, with respect thereto; and to do any and all acts and things necessary or desirable for the preservation protection, improvement, and enhancement in value, of any and all such securities and investments.
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                  To conduct researches, investigations, and examinations of businesses and enterprises of every kind and description with the purpose of securing information and particulars for the investment and employment of capital, and to undertake and transact all kinds of business relating to the gathering and distribution of financial and investment information and statistics.

                  To import, export, manufacture, produce, buy, sell and otherwise deal in and with, goods, wares and merchandise of every class and description.

                  To engage in and carry on any other business which may conveniently be conducted in conjunction with any of the business of the corporation.

                  To acquire all or any part of the good will, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.

                  To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trade-marks, trade names, rights, processes, formulas, and the like, which may seem capable of being used for any of the purposes of the corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.

                  To acquire by purchase, subscription or in any other manner, take, receive, hold, use, employ, sell, assign, transfer, exchange, pledge, mortgage, lease, dispose of and otherwise deal in and with, any shares of stock, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments evidencing rights or options to receive, purchase or subscribe for the same or representing any other rights or interests therein or in any property or assets, issued or created by any persons, firms, associations, corporations, syndicates, or by any governments or subdivisions thereof; and to possess and exercise in respect thereof any and all rights, powers and privileges of individual holders.

                  To aid in any manner any person, firm, association, corporation or syndicate, of which any shares, bonds, debentures, notes, mortgages or other obligations, or any certificates, receipts, warrants or other instruments evi-
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dencing rights or options to receive, purchase or subscribe for the same, or representing any other rights or interests therein, are held by or for this corporation, or in the welfare of which this corporation shall have any interest, and to do any acts or things designed to protect, preserve, improve and enhance the value of any such property or interest, or any other property of this corporation.

                  To guarantee the payment of dividends upon any shares of stock or shares in, or the performance of any con- tract by, any other corporation or association in which this corporation has an interest, and to endorse or otherwise guarantee the payment of the principal and interest, or either, of any bonds, debentures, notes or other evidences of indebtedness created or issued by any such other corporation or association.

                  To carry out all or any part of the foregoing objects as principal, factor, agent, contractor, or otherwise, either alone or through or in conjunction with any person, firm, association or corporation, and, in carrying on its business and for the purpose of attaining or furthering any of its objects and purposes, to make and perform any contracts and to do any acts and things, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the objects and purposes herein enumerated or incidental to the powers herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any of such objects and purposes.

                  To carry out all or any part of the aforesaid objects and purposes, and to conduct its business in all or any of its branches, in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any or all states, territories, districts and possessions of the United States of America and in foreign countries.

                  The foregoing objects and purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other article of these articles of incorporation or of any amendment thereto, and shall each be regarded as independent, and construed as powers as well as objects and purposes.

                  The corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not
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be deemed to exclude any powers, rights or privileges so granted or conferred.

                  FOURTH: The post-office address of the principal Office of the corporation in this State is c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201. The name of the resident agent of the corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201.

                  FIFTH: The total number of shares of stock which the corporation shall have authority to issue is two hundred fifty thousand (250,000) shares with a par value of One Dollar ($1.00) each.

                  SIXTH: The number of directors of the corporation shall be three (3), which number may be increased or decreased pursuant to the by-laws of the corporation and shall never be less than three (3). The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are: WILLIAM C. GOW, WILLIAM BUSH and JOSEPH B. BREEN.

                  SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the corporation and of the directors and stockholders:

                  The board of directors of the corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

                  The directors may alter or amend the by-laws.

                  The corporation shall be prohibited from engaging in any of the following investment practices: (1) investing in commodities, commodity contracts, foreign currencies, bullion or chattels, except such chattels as are required in the day-to-day operation of the Trust or in connection with its mortgage loans; (2) investing in the ownership of, or interests in, real property, except as may be the result of foreclosure; (3) investing in contracts for the sale of real estate (unless acquired as additional security or upon foreclosure of its mortgages); (4) investing in any mortgage loan other than FHA's or VA's; (5) investing in junior mort-
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gage loans; (6) investing in any equity interests in real property; (7) engaging in underwriting or the agency distribution of securities issued by others, (8) investing in any equity securities of another company.

                  The corporation shall be prohibited from making any investments or engaging in any transactions which, in the opinion of counsel, would violate the provisions of the Investment Company Act of 1940, as applicable to face-amount certificate companies, and from investing in securities not permitted for investment by insurance companies under the Code of the District of Columbia.

                  The corporation shall be prohibited from making loans to affiliated persons of the corporation. The corporation may make loans to persons other than affiliated persons, if the Trustees in their sole discretion determine that such loans are investments which are qualified under the provisions of 28(b) of the Investment Company Act.

                  The corporation shall be prohibited from declaring or paying any dividends on shares which shall exceed one-third (1/3) of the net earnings of the next proceeding calendar year or which shall exceed 10% of the aggregate net earnings for the next proceeding calendar year or which shall exceed 10% of the aggregate net earnings for the next proceeding five calendar years, whichever is the lesser amount, or any dividend which shall have been forbidden by the Securities and Exchange Commission, if the corporation does not maintain the minimum certificate reserve on all its outstanding face-amount certificates as provided in Section 28 of the Investment Company Act of 1940.

                  The corporation shall be permitted to purchase mortgage loans from United First Mortgage Corporation ("UFMC"). UFMC shall service loans owned by registrant and receive a fee for such servicing.

                  The corporation shall be permitted to purchase securities including GNMA Certificates from UFM; Huntoon, Paige & Co., Inc., and Huntoon, Paige Securities Corporation and to sell and purchase mortgages through Huntoon, Paige & Co., Inc.

                  The corporation shall be permitted to borrow money and to pledge assets of the Trust now reserved, as that term is used in Section 28 of the Investment Company Act of 1940 on account of the face-amount certificates.

                  The corporation shall be permitted to buy and sell the investments in its portfolio security as the corporation determines.
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                  The corporation shall deposit with an authorized bank such or any part of the investments maintained by the corporation as certificate reserve requirements.

                  The corporation is required to give thirty days notice before the declaration of any dividend payable to shareholders.

                  The corporation shall invest its assets only in FHA and VA mortgages, GNMA's, United States Government obligations or Bank Certificates of Deposit.

                  Each share of the corporation will entitle the holder thereof to one vote on any matters which may be voted upon by shareholders of the corporation. Face amount certificate holders as such do not have any voting right. Holders of shares are entitled to their pro rata share of the registrant's assets distributed in liquidation after payments of all liabilities payable to face amount certificate holders and to any other creditors of the corporation. Face amount certificate holders do not have any right to convert their face amount certificates into shares. Holders of shares are not entitled to demand that the corporation redeem their shares except in accordance with the provisions of Maryland law which allow holders of shares to appraisal rights. Holders of shares that have been fully paid are not required to make any further payments on their shares. Shares are freely transferable by holders thereof on presentment of the proper documents, as required by the transfer agent for the corporation.

                  No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money or by way of dividend.

                  Notwithstanding any provision of law requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the corporation may take or authorize such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

                  The corporation reserves the right from time to time to make any amendment of its charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its charter, of any outstanding stock.
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                  EIGHTH: The duration of the corporation shall be perpetual.

         IN WITNESS WHEREOF, the undersigned incorporators of SECURED CERTIFICATE ASSOCIATION FOR INVESTMENT IN U.S. GUARANTEED ASSETS, INC. who executed the foregoing articles of incorporation hereby acknowledge the same to be their act and further acknowledge that, to the best of their knowledge the matters and facts set forth therein are true in all material respects under the penalties of perjury.

                  Dated the 7th day of March, 1975.


                                            JOHN H. PELLETIER
                                            ------------------------------------
                                            John H. Pelletier


                                            THOMAS C. TOTARO
                                            ------------------------------------
                                            Thomas C. Totaro


                                            FRANK SIMMONS
                                            ------------------------------------
                                            Frank Simmons